INTERCOMPANY NOTE



                                                                 August 7, 1997

         Each of Navigator Gas (IOM I-A) Limited, an Isle of Man private limited company, Navigator Gas (IOM I-B) Limited, an Isle of Man private limited company, Navigator Gas (IOM I-C) Limited, an Isle of Man private limited company, Navigator Gas (IOM I-D) Limited, an Isle of Man private limited company and Navigator Gas (IOM I-E) Limited, an Isle of Man private limited company (each, a "Payor" and, collectively, the "Payors"), hereby promises, jointly and severally, to pay to the order of Navigator Gas Transport PLC, an Isle of Man public limited company (the "Payee"), the principal amount of all payments made by the Payee to the Payors and such interest on the unpaid principal amount therefor from the date of the making thereof until paid at such rate per annum (which rate may be zero) as may be agreed upon from time to time by the Payors and the Payee. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Collateral Agency and Intercreditor Agreement dated as of August 1, 1997 (the "Intercreditor Agreement"), among the Payors, the Payee, Navigator Holdings PLC, Credit Suisse First Boston, as Administrating Bank and Funding Bank, the United States Trust Company of New York (the "Collateral Agent"), as Collateral Agent and First Priority Trustee, and The Chase Manhattan Bank, as Second Priority Trustee.

         Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payors, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

         All principal and accrued interest on this Note shall be due and payable on demand. Payments of principal of and interest on this Note shall be made by wire transfer of immediately available funds to such account of the Payee as the Payee may designate in writing and shall be payable in the same currency as the related loans and advances.

         This Note shall be hypothecated and delivered by the Payee to the Collateral Agent, for the benefit of the secured creditors, pursuant to the Intercreditor Agreement. The Payee hereby acknowledges and agrees that the Collateral Agent, pursuant to the Intercreditor Agreement as in effect from time to time, may exercise all rights provided therein with respect to this Note.

         The Payee is hereby authorized to record all loans and advances made by it to the Payors (all of which shall be evidenced by this Note), and all repayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

         All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

         Each Payor hereby waives diligence, presentment, demand, protests and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         Until all of the Obligations under the Intercreditor Agreement shall have been paid in full, no provision of this instrument may be amended or otherwise modified without the prior written consent of the Collateral Agent.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                       Navigator Gas (IOM I-A) Limited,
                                       by

                                       /s/ Richard Klapow
                                       ------------------------
                                       Name: Richard Klapow
                                       Title: Director

                                       Navigator Gas (IOM I-B) Limited,
                                       by

                                       /s/ Richard Klapow
                                       ------------------------
                                       Name: Richard Klapow
                                       Title: Director

                                       Navigator Gas (IOM I-C) Limited,
                                       by

                                       -------------------------
                                       Name: Richard Klapow
                                       Title: Director

                                       Navigator Gas (IOM I-D) Limited,
                                       by

                                       /s/ Richard Klapow
                                       -------------------------
                                       Name: Richard Klapow
                                       Title: Director

                                       Navigator Gas (IOM I-E) Limited,
                                       by

                                       /s/ Richard Klapow
                                       -------------------------
                                       Name: Richard Klapow
                                       Title: Director

                                   NOTE POWER


         FOR VALUE RECEIVED, Navigator Gas Transport PLC, an Isle of Man public limited company, hereby sells, assigns and transfers unto
_____________________________________ that certain Note dated August 7, 1997
(the "Note"), of the Payors (as defined in the Note), and does hereby irrevocably constitute and appoint ___________________________________ attorney to transfer the Note with full power of substitution in the premises.

Dated ____________

                                       Navigator Gas Transport PLC


                                       by
                                       /s/ Richard Klapow
                                       ---------------------------
                                       Name: Richard Klapow
                                       Title: Director